UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

AMERICAN RENAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-170376	04-3477845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Cherry Hill Drive Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

(978) 922-3080

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Pricing of Senior PIK Toggle Notes

On March 1, 2011, American Renal Associates Holdings, Inc. (formerly known as American Renal Holdings Company, Inc.) (the “Issuer”), the indirect parent corporation of American Renal Holdings Inc., priced $135 million aggregate principal amount of 9.75%/10.50% Senior PIK Toggle Notes due 2016 (the “Notes”) in a private placement. The offering of the Notes subsequently closed on March 4, 2011. The net proceeds of the Notes will be used to pay a dividend to the equity holders of the Issuer.

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.

This Form 8-K does not constitute an offer to sell, or the solicitation of offers to buy, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Corporate Name Change

Effective March 9, 2011, the name of American Renal Holdings Company, Inc., the indirect parent corporation of American Renal Holdings Inc., was changed to “American Renal Associates Holdings, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2011	AMERICAN RENAL HOLDINGS INC.

	By:	/s/ Michael R. Costa

Michael R. Costa
Vice President, General Counsel and Secretary